EXHIBIT 99

For Immediate Release

Media Contact:	Investor Contact:
Colleen Scott	James R. Reske
Vice President of Marketing	Chief Financial Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0592
cscott@homesavings.com	jreske@ucfconline.com

United Community Financial Corp. Announces

Leadership Transition and Director Resignation

•	Patrick W. Bevack to retire as President and CEO on March 31, 2014, remain a director of United Community and Home Savings and be engaged as a consultant for two years

•	United Community and Home Savings Boards select Gary M. Small to assume role of President and Chief Executive Officer of United Community and Home Savings following Bevack retirement

•	Richard J. Buoncore to resign from Boards of United Community and Home Savings as of March 25, 2014, and Small will fill vacancy created by Buoncore’s resignation

YOUNGSTOWN, Ohio (March 18, 2014) – United Community Financial Corp. (NASDAQ: UCFC), holding company of The Home Savings and Loan Company of Youngstown, Ohio , announced that Patrick W. Bevack, President and Chief Executive Officer of United Community and Home Savings, will retire on March 31, 2014. Mr. Bevack will remain on the Board of Directors of both United Community and Home Savings, and the Board has retained Mr. Bevack as an advisor for two years.

Mr. Bevack, who joined Home Savings in June 2000, was appointed President and Chief Executive Officer of United Community on January 1, 2011. Additionally, Mr. Bevack has served as President and CEO of Home Savings since March 2009. Prior to that time, Mr. Bevack had served in numerous executive positions with Home Savings, including President and Chief Operating Officer, Executive Vice President, Chief Financial Officer and Treasurer and Senior Vice President of Mortgage Lending.

Bevack commented, “I am extremely proud of our management team and all that we have accomplished since my appointment as President and CEO, and I am very grateful for the confidence the Board showed in me and their unending support during the last five years.” Bevack added, “While I am retiring, I am excited to begin my new role as an outside director and advisor to the Board and Gary. I believe it’s an excellent transition plan, and it will allow me to stay involved with the Board and our employees, all of whom mean a great deal to me. The Board’s selection of Gary gives me great confidence in our future, and I believe our team will accomplish our strategic goals.”

Richard J. Schiraldi, Chairman of the Board of United Community and Home Savings, commented, “Under Pat’s leadership, all regulatory orders and agreements have been terminated, we dramatically improved our financial condition and risk profile, we successfully raised capital, we returned Home Savings to profitability and we are once again considered well capitalized by our regulators. Pat achieved all that the Board asked of him, and we are grateful to his leadership, dedication and tremendous effort, and we appreciate his willingness to stay on the Board and serve as an advisor to our team.”

Mr. Small joins UCFC and Home Savings as its President and CEO, bringing more than 28 years of industry experience and a successful record of developing businesses, growing revenue and improving organizational performance. Small most recently served as Senior Executive Vice President – Chief Banking Officer for S&T Bank in Indiana, Pennsylvania, with responsibility for their Wealth Management, Retail Banking and Insurance business groups.

Prior to joining S&T, Small worked for Jackson Hewitt Tax Services, initially serving as Chief Operating Officer for its nationwide, 1,000 store company owned business unit. Small’s responsibilities expanded to include oversight of a significant portion of Jackson Hewitt’s franchise network, pricing strategies, financial products and support units.

Before Jackson Hewitt, Mr. Small was with Sky Financial Group, serving as its Executive Vice President—Head of Regional Banking, and subsequent to its merger with Huntington Bank, Small served as Huntington Bank’s Executive Vice President – Regional Banking Group President. In each of his roles with Sky Financial and Huntington Bank, Small had responsibility for the Mahoning Valley market.

Prior to joining Sky Financial, Small spent 20 years with National City Corporation, and a predecessor, Merchants National Corporation, in a number of senior operating and financial roles, including four years as an Executive Vice President – Retail Network Executive, with responsibility for over 200 branch locations across the Midwest.

Schiraldi stated, “Gary has excelled at every position and institution that he has been associated with, and the Board and management team are excited to build upon that long history to ensure Home Savings becomes the premier community bank in Ohio and western Pennsylvania. As we turn our attention to growth, Gary is uniquely qualified to lead our team into the future. His experience in all aspects of banking will enable Gary to develop new business lines, expand our geographic footprint and continue our long commitment to the communities we currently serve, especially the Mahoning Valley.”

Small commented, “I am very excited to be joining the Home Savings team. Few organizations can match Home Savings’ rich 125 year history of superior customer service and our dedication to the communities we serve. Through the efforts of many, Home Savings has never been in a better position to expand our products and services to meet the needs of our customers.”

Small further stated that “The combination of a talented leadership team, dedicated and engaged associates and a forward-looking Board of Directors, ensure a bright future for our customers, associates and shareholders alike. We look forward to capitalizing on the opportunities emerging in the Ohio and western Pennsylvania markets.”

As previously disclosed, Richard J. Buoncore, whose three year term as a director of United Community and Home Savings expires this year, has notified the Boards of United Community and Home Savings that he will not sit for reelection at the 2014 Annual Meeting of Shareholders, and he will resign from the Boards following the close of business on March 25, 2014. Small will be appointed by the Board to fill the vacancy created by Buoncore’s resignation.

Schiraldi stated, “We cannot begin to express to Rick the level of gratitude we have for his exceptional service, dedication and loyalty since his appointment to the Board in 2007. Given Rick’s recent appointment as Chairman of the Board of United Way of Greater Cleveland and his role as Managing Partner at MAI Wealth Advisors, LLC in Cleveland, Rick’s decision to resign from the Board is understandable, but we certainly will miss his guidance and expertise. Rick has chaired our Compensation and Audit Committees. No Board could ask for a more involved director, especially in light of the effort that was required during the past five years.”

As a wholly-owned subsidiary of United Community Financial Corp., Home Savings operates 33 full-service banking offices and ten loan production offices located throughout Ohio and western Pennsylvania. Additional information on UCFC and Home Savings may be found at www.ucfconline.com.

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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